UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2006

Intrado Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 7, 2006, we issued a press release announcing preliminary results for the year and quarter ended December 31, 2005.  The full text of the press release is attached as Exhibit 20.1 to this report.  The information contained in the website cited in the press release is not a part of this report.

The information contained in Item 2.02 of this report and Exhibit 20.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth under Item 8.01 below or as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The following disclosure contained in the March 7, 2006 press release (attached as Exhibit 20.1) may be deemed to be solicitation material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934:

On January 29, 2006, we entered into a merger agreement with West Corporation, a leading provider of outsourced communication solutions. Under the agreement, West agreed to acquire all of the outstanding Intrado stock for $26.00 per share in cash. The total cost before transaction expense is approximately $465 million, net of option proceeds and cash on hand. Closing is subject to Intrado shareholder approval and customary closing conditions. If our stockholders approve the merger at a meeting expected to be held during the second quarter of 2006, Intrado will be integrated into West’s Communications Services segment as a wholly owned subsidiary.

[George] Heinrichs [Intrado CEO] added, “Our combination with West will result in stronger offerings for carriers and the public safety community – our team is particularly encouraged by West’s commitment to the ongoing development and expansion of our products and services for emergency communications.”

Except for the information provided above under this Item 8.01, the information contained in Exhibit 20.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits.

Exhibits:

Exhibit Number

Description

20.1	Press Release Issued by Intrado Inc. on March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: March 7, 2006	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

Description

20.1	Press Release Issued by Intrado Inc. on March 7, 2006.